P.O. BOX 738 - MARIETTA, OHIO - 45750	NEWS RELEASE
www.peoplesbancorp.com

FOR IMMEDIATE RELEASE	Contact:	Chuck W. Sulerzyski
October 24, 2014		President and CEO
Peoples Bancorp Inc.
(740) 374-6163

PEOPLES BANCORP COMPLETES ACQUISITION OF NORTH AKRON SAVINGS BANK
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MARIETTA, Ohio - Peoples Bancorp Inc. (“Company”) (NASDAQ: PEBO), parent company of Peoples Bank, National Association (“Peoples Bank”; collectively with the Company, “Peoples”), announced today that it has completed its acquisition of Akron, Ohio-based North Akron Savings Bank (“North Akron”) effective as of the close of business on October 24, 2014, in a cash and stock transaction with a total value of approximately $20.1 million, or $7,655 per share. Eighty percent of the consideration was paid in the Company’s common stock and the remainder was paid in cash. The Company and North Akron had first announced that they had entered into an agreement to merge in April of this year.
As a result of the merger, North Akron’s four full-service banking locations located in Akron, Cuyahoga Falls, Munroe Falls and Norton, Ohio will operate as branches of Peoples Bank.
“We are very pleased to complete this transaction, which expands our presence in northeastern Ohio and allows us to leverage our existing relationships in the region,” said Chuck Sulerzyski, President and Chief Executive Officer of Peoples. “We are appreciative of the dedication and hard work of the employees of North Akron and Peoples in completing this transaction. In the months ahead, we will begin introducing clients in the region to our expanded array of products and services, including commercial banking, insurance, wealth management, and retirement planning solutions. We believe customers will appreciate our personalized brand of banking, broader choice of financial products and services, and state of the art technology.”
At September 30, 2014, North Akron had $145.8 million in total assets, $114.0 million in total loans and $108.5 million in total deposits.
Dinsmore & Shohl LLP served as the Company’s legal counsel. North Akron was advised by Brouse McDowell.
Peoples is a diversified financial services holding company with $2.6 billion in total assets, 59 sales offices and 58 ATMs in Ohio, West Virginia and Kentucky. Peoples makes available a complete line of banking, investment, insurance and trust solutions through its subsidiaries - Peoples Bank and Peoples Insurance Agency, LLC. The Company’s common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and the Company is a member of the Russell 3000 index of US publicly-traded companies. Learn more about Peoples at www.peoplesbancorp.com.

Safe Harbor Statement:
Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”). As a result, actual results may differ materially from the forward-looking statements in this news release.
Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.

END OF RELEASE